Exhibit 99.1

Biotech Showcase 2023 San Francisco, CA January 11, 2003

Liposomal Drug Delivery to Mucosal Surfaces1

Disclaimers

The information in this presentation is being provided so you can familiarize yourself with Lipella Pharmaceuticals Inc. (together with its subsidiaries, “Lipella” the “Company,” “we,” “us,” or “our”) during this informational meeting. We request that you keep any information we provide at this meeting confidential and that you do not disclose any of the information to any other parties without the Company’s prior express written permission. Although the Company believes the information contained herein is accurate in all material respects, the Company does not make any representation or warranty, either express or implied, as to the accuracy, completeness or reliability of the information contained in this presentation.

Forward-Looking Statements

The presentation includes certain “forward-looking statements.” All statements, other than statements of historical fact, included in this presentation regarding, among other things, our strategy, future operations, financial position, anticipated dividends, projected costs, prospects, pipeline and opportunities, sources of growth, successful implementation of our proprietary technology, plans and objectives are forward-looking statements. Forward-looking statements can be identified by words such as “may,” “will,” “could,” “continue,” “would,” “should,” “potential,” “target,” “goal,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “predicts,” “expects,” “projects” and similar references to future periods. Forward-looking statements are based on our current expectations and assumptions regarding future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short- and long-term business operations and objectives, and financial needs. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. There are risks, uncertainties and other factors, both known and unknown, that could cause actual results to differ materially from those in the forward-looking statements which include, but are not limited to, regional, national or global political, economic, business, competitive, market and regulatory conditions, and other factors. Any forward-looking statement made by us is based upon the reasonable judgment of our management at the time such statement is made and speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Nothing contained herein is, or shall be relied upon as, a promise or representation as to the past or future. The Company expressly disclaims any and all liability relating to or resulting from the use of this presentation. In addition, the information contained in this presentation is as of the date hereof, and the Company has no obligation to update such information, including in the event that such information becomes inaccurate. You should not construe the contents of this presentation or other information we provide at this meeting as legal, tax, accounting or investment advice or a recommendation. You should consult your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein.

Executive Summary

Emerging, clinical-stage, proprietary 505(b)(2) opportunity

Overview of Opportunity

- LP-10 is a phase-2a, 505(b)(2) drug candidate for hemorrhagic cystitis
- A platform proprietary drug delivery technology optimized for use with epithelial tissue
- Issued patents in US, Canada, and Australia (valid to 2034), and an application pending in Europe.
- Potential applications include bladder, urethra, oral cavity, esophageal, and colonic
- The LP-10 drug candidate for hemorrhagic cystitis has orphan drug designation from the FDA
- Completion of LP-10's open-label, dose-ranging, phase 2(a) clinical trial is expected in 4Q 2022
- LP-10 peak annual revenue estimates in hemorrhagic cystitis exceed $1 billion
- LP-10 is developed by an experienced management team having decades of biotech industry experience

Drug-Delivery Focused Biotech


505(b)(2)
Optimized for epithelial tissues
Patented liposomal local drug delivery
Lower systemic drug exposure
efficient development strategy
NDA
Pilot manufacturing
Potential for accelerated approval pathways
Transferrable CMC
Approved phase-2a IND

Impressive Revenue Potential


$20,000 annual revenue per patient[7]
$1.2 billion annual revenue potential[8]
prostate and other pelvic malignancies
over 3,000,000 survivors in US[4]
pelvic radiation therapy
over 900,000 survivors in US[5]
radiation-hemorrhagic cystitis
over 60,000 patients per year[6]

(4) American Cancer Society Cancer Treatment and Survivorship Fact and Figures 2019-2021, (5) based on the Company's 30% estimate (6) 8% estimate, (7) based on the Company's estimate, (8) $20,000 average revenue per each of an estimated 60,000 patients treated per year.

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Company History

Born out of an NIH funded research collaboration on liposomal drug delivery to become a clinical-stage pharmaceutical company with a growing pipeline.



2005
Jonathan Kaufman co-founds Lipella
2007
initial NIH funding received
NATIONAL INSTITUTES OF HEALTH
2008
Michael Chancellor joins Management
2010
Michele Gruber Operations
2012
LP-10 FDA Orphan Designation
FDA
2019
LP-10 FDA IND Approval
FDA
2020
Platform patent awarded
2021
Janet Okonski Clinical Director
2021
Doug Johnston VP. Finance
2021
FDA advice re. LP-310
FDA
2022
Initial Public Offering
Nasdaq: LIPO
2022
LP-10 phase-2a completed

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Hemorrhagic Cystitis, Uncontrolled Urinary Blood Loss

Hemorrhagic cystitis is a serious, life-threatening bladder damage from pelvic radiation therapy and/or bladder-toxic chemotherapy.

Millions of patients 20% of such  An increasing US  Years after  Hemorrhagic are increasingly  patients receive  population is  receiving  cystitis is a diagnosed with  pelvic radiation  surviving cancer  treatment, many  potentially pelvic malignancies therapy during  therapies,  patients acquire  chronic, highly including prostate  the treatment of  including pelvic  hemorrhagic  morbid condition cancer, and cancers their cancer, in  radiation, and  cystitis,  with no approved of the uterine  addition to  chemotherapies  uncontrolled  drug therapy, and corpus, requiring  surgery and  that damage  bladder blood  a four percent treatment. chemotherapy. DNA. loss. mortality rate.

Cancer Survivorship & Hemorrhagic Cystitis

Expected annual revenue per patient is $20,000

Market penetration of 60,000 patients (45%) yields $1.2 billion annual revenue The current phase-2a is focused on radiation cystitis. LP-10 is also expected to address hemorrhagic cystitis from chemotherapy.

Prostate Cancer Uterine Corpus Cancers Rectal & Other Pelvic

700,0001 200,0001 300,0001

Pelvic Radiation Survivors Pelvic Radiation Survivors Pelvic Radiation Survivors

42,0002 12,0002 18,0002

Severe HC Survivors Severe HC Survivors Severe HC Survivors

Breast Cancer Leukemia & Lymphoma Other Tumors

360,0001 180,0001 60,0001

x-DNA Chemotherapy Survivors x-DNA Chemotherapy Survivors x-DNA Chemotherapy Survivors

36,0002 18,0002 6,0002

Severe HC Survivors Severe HC Survivors Severe HC Survivors

(1) American Cancer Society Cancer Treatment and Survivorship Fact and Figures 2019-2021. (2) Based on the Company’s estimate.

LP-10 Stops Bleeding via Two Modes of Action

Tacrolimus’ molecular mechanism includes calmodulin mediated t-cell inhibition

Reduce capillary  Inhibits cytokine  Increased efficacy blood flow cascade probability

• LP-10 is a potent  • LP-10 is a potent  Well-known vasoconstrictor anti-inflammatory pharmacologic mechanisms • reduces blood  • Reduces tissue  increase the flow to the  injury in the probability of bladder lumen bladder efficacy.

LP-10 Product Form

Liposomal tacrolimus treatment for hemorrhagic cystitis

Sterile  Easy powder to deliver

Low

COGS In-house CMC

LP-10 Phase 2a Trial Design Summary

Multi-center, dose-ranging study

Details

Refractory moderate-to-severe hemorrhagic

Indication

cystitis (HC)

Dose ranging study to evaluate safety,

Protocol design

tolerability, and efficacy of LP-10

Subjects 12 Male and Female subjects from 5 sites Up to 2 instillations of LP-10 ( 2, 4 and 8 mg)

Treatment

given within 3-7 days

Patient Participation Time  6 weeks following the initial procedure

LP-10 Phase 2a Trial Design Summary

Key inclusion criteria: Key Exclusion criteria:

1.	Males and females, at least 18 years 1. Patients taking immunosuppressive

2.	History of sterile moderate to severe HC therapy

(Grades 2-4) for at least 3 months with at 2. History of interstitial cystitis/bladder pain least 1 episode of hematuria with or  syndrome or hemorrhagic cystitis due to without clot  infection (bacterial, viral or fungal)

3.	Previous use of medications and/or 3. Life expectancy less than 12 months treatment(s) for HC symptom relief 4. PSA > 4 ng/ml (measured within the last

3 months)

The primary safety endpoint is the incidence of treatment-related serious adverse events (SAEs) and the incidence of protocol-defined treatment or procedure related adverse events associated with the use of LP-10 as well as assess the pharmacodynamic (PD) effects and pharmacokinetic (PK) profile The primary efficacy endpoint of LP-10 therapy will be evaluated by assessing pre-post treatment changes in hematuria at baseline and primary endpoint at 1 week, and 2 weeks after final instillation

LP-10 Phase 2a Trial Design Summary

Recruitment sites and subject disposition

Patient Disposition Number Comments

Screened, n 15 14 male, 1 female Enrolled, n 13 13 male 2 instillations (n=10) Number of instillations 23 1 instillation (n=3) Discontinued, % 0 Withdrew consent, % 0 Lack of compliance, % 0 Lost to follow-up, % 0

LP-10 Phase 2a Trial Design Summary

Patient Demographics

Mean  Comment

Age, years 67 Range 25-89 Race White  9 Non-White 4

Radiation induced HC 11 Chemotherapy induced HC 2 Cancer Prostate cancer 9 Bladder cancer 2 Lymphoma 2

Duration of HC years 4 Range 1 -14 years medication, HBO, catheters, Prior HC treatment 13 surgical procedures

LP-10 Safety

Adverse events (AE)

Number Comment

Product related significant adverse events 0 Subject discontinuations 0

Number of subjects with adverse events 5/13 11 AEs reported in 5 subjects

2 mg: 3 AEs in 2 subjects 4 mg: 2 AEs in 1 subject 8 mg: 6 AEs in 2 subjects

Bladder spasm, urinary urgency, pain and

4

dysuria

Weakness and dizziness 1 Low blood pressure 1 Flank pain 1 Urinary retention due to bladder blood clot 1 Headache 1 Arthralgia 1 Urinary tract infection 1

LP-10 Pharmacokinetics and Safety

Local delivery of tacrolimus limits systemic distribution

Subject Group baseline 1 hour 2 hours 4 hours 48 hours

• < 1.5 ng/ml  1 2 mg - - 1.5 - -

considered  2 2 mg - 2.3 - - -undetectable 3 2 mg - 3.0 1.7 - -

4 2 mg - 2.8 1.8 - -

• All Levels were  5 4 mg - 4.8 1.8 - -within the safe  6 4 mg - 6.1 4.0 - -range, < 15 ng/ml 7 4 mg - 2.9 2.0 - -

8 4 mg - 3.9 2.0 - -

•	The 2 mg and 4 mg

9 8 mg - 2.2 2.1 - -

doses peaked at 1  10 8 mg - 3.0 - - -hour and cleared  11 8 mg - 3.0 5.4 2.7 -by 4 hours in all  12 8 mg - 5.0 3.6 1.6 -

subjects 13 8 mg - 7.3 3.8 - -

LP-10 Responder Analysis

Evaluating cystoscopy, hematuria, and symptoms

(NR=“no response”, PR=“partial response”, CR=“complete response”) (normalized rank, 0 to 9)

cystoscopy hematuria

•	Efficacy CR in all subjects symptoms

improvement reported by principal  9

8

investigators,  7 patients and  6 laboratory assays  5

4

•	Improvement of 3 hematuria consistent 2

with cystoscopic  normalized response rank 1

evidence of bleeding  0

and ulceration NR in all subjects 2 mg 4 mg 8 mg

treatment group

LP-10 Phase 2a Trial Conclusion

Trial Summary

•	LP-10 safety:

•	No Product related SAEs

•	Instillation procedure well tolerated by all subjects

•	LP-10 pharmacokinetic analysis demonstrated very short duration of systemic uptake

•	Signal of efficacy and dose response

•	Hematuria improved, decreased cystoscopic bleeding and ulceration sites and improved patients’ urinary symptoms

Next Step

•	Successful completion of first in man Phase 2a multicenter clinical trial

•	Minimal effective dose data to report to the FDA

•	Request Accelerate/breakthrough P3 Design

Asset Pipeline and LP-310

Lipella Pharmaceuticals

LP-310: Liposomal tacrolimus for oral lichen planus

Product Candidate	Target Indication	Preclinical	Phase 1	Phase 2	Phase 3	Marketing Approval	Next Anticipated Milestone
LP-10	Hemorrhagic Cystitis						FDA Meeting 3Q23
LP-310	Oral Lichen Planus						IND submission 2Q23

LP-310

Oral Lichen Planus Mouth Rinse

- Oral rinse formulation of LP-10
- Increased local concentration in oral cavity while minimalizing systemic toxicity
- 505(b)(2) pathway, platform technology expansion
- Low COGS and fast development plan
- Large market size opportunity (6 million US) with no current approved therapy
- Comparator: AFYX's buccal steroid patch in Phase 3 trial
- Completed Type B pre-IND meeting (PIND 155011) April 08, 2021
- IND preparation for Phase 2a multicenter dose escalation study

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Liposomal Drug Delivery to Mucosal Surfaces

Lipella Pharmaceuticals Inc. 7800 Susquehanna Street, Suite 505 Pittsburgh, PA 15208 412-894-1853 www.lipella.com